Exhibit 99.1

Madison Dearborn Partners Announces Definitive Agreement to Acquire The Marygold Companies

Marygold Stockholders to Receive $2.00 Per Share in Cash, a 100% Premium to the Unaffected Share Price

Transaction to Provide Capital Investment in USCF, a Wholly-Owned Subsidiary of Marygold, to Support Continued Growth and Product Excellence

Incoming CEO of Marygold, Tim Rotolo, to Partner with MDP and USCF Leadership to Scale ETF Platform

CHICAGO, IL & SAN CLEMENTE, CA – September 25, 2026 – Madison Dearborn Partners (“MDP” or “the Firm”), a leading private equity investment firm based in Chicago, today announced that funds managed by MDP have entered into a definitive agreement to acquire all of the outstanding shares of The Marygold Companies, Inc. (NYSE American: MGLD) (“Marygold” or “the Company”), a global holding firm specializing in financial services, food manufacturing, printing, and beauty products, to become a privately held company in an all-cash transaction.

Under the terms of the agreement, Marygold stockholders will receive $2.00 per share in cash. The per share purchase price represents a premium of 100% over the Company’s closing share price on September 24, 2026.

Marygold is the holding company of USCF, a leading commodity-focused ETF manager with ~$6 billion in AUM across a broad offering of exchange-traded funds. USCF’s products and funds are liquid and actively traded, serving a diverse array of institutional and retail clients with category-defining positions in oil, natural gas, copper, broad commodity index, and equity income solutions: asset classes with strong structural demand and geopolitical relevance. Following the close of the transaction and at the appropriate time, MDP and Marygold leaders will execute on the Company’s previously announced transformation strategy to refocus the business on USCF.

MDP is partnering with seasoned fund management veteran and investment professional Tim Rotolo, who brings more than 15 years of on-the-ground experience in ETFs, public markets, and institutional capital raising. Mr. Rotolo has also launched and scaled two separate thematic ETF platforms, including URNM, a uranium mining ETF which grew to more than $1 billion and was subsequently sold to Sprott Asset Management.

“The Marygold and USCF teams have built an industry-leading platform, and I’m delighted to take on this role at an inflection point for our industry,” said Tim Rotolo, incoming CEO of Marygold. “With the capital and strategic support of MDP, I am confident in our ability to continue to improve, scale, and grow USCF to the benefit of its diverse client base, while maintaining operational continuity and the client-first approach that built USCF into a leader in commodity ETFs.”

MDP’s investment in the Company will provide long-term capital, resources, and strategic support, leveraging the Firm’s proven expertise in financial services, to advance product innovation, distribution, and marketing strategies for USCF. MDP and Tim Rotolo, in close partnership with USCF’s deep bench of experienced investment professionals, will build on USCF’s robust foundation, with a focus on operational excellence, product optimization, strong sub-advisory relationships, and client empowerment.

“We have a strong track record of identifying well-positioned, innovative fund management platforms and working closely with management and our industry partners to help them reach the next stage in their growth journey,” said Scott Grace, Managing Director at MDP. “USCF has all the prerequisites for success: deep industry knowledge, a seasoned and experienced team, and a highly diversified client base. With Tim at the helm, we have the utmost confidence that the business is poised for continued growth and success.”

“It’s been an honor to lead Marygold and witness the incredible transformation of our businesses over the years,” said Nicholas Gerber, outgoing President, Chief Executive Officer and Chairman of the Board of The Marygold Companies. “On behalf of the Board, I want to express our support for this transaction, which at closing provides immediate and certain value to our stockholders at a significant premium. I will be rooting for the Marygold team from the sidelines and know the company is in great hands with Tim as its leader and the financial and operational support of Madison Dearborn Partners.”

Transaction Details

The transaction is expected to close during the first half of 2027 or earlier, upon satisfaction of customary closing conditions, including the approval of Marygold stockholders, regulatory approvals and certain change-of-control approvals. The Marygold Board has voted unanimously to approve the transaction.

Certain stockholders of Marygold, including Nicholas Gerber, who collectively beneficially own approximately 75% of Marygold’s outstanding shares, have entered into voting and support agreements pursuant to which they have agreed to vote their shares in favor of the transaction subject to customary exceptions.

Upon completion of the transaction, Marygold will become a privately held company and its common stock will no longer be listed on the NYSE American LLC.

Advisors

RBC Capital Markets served as exclusive financial advisor to MDP and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Morgan, Lewis & Bockius LLP served as legal advisors to MDP and Tim Rotolo in this transaction. Holland & Hart LLP served as legal advisor to Marygold.

About Madison Dearborn Partners

Madison Dearborn Partners, LLC (“MDP”) is a leading private equity investment firm based in Chicago. Since MDP’s formation in 1992, the firm has raised aggregate capital of more than $36 billion and has completed over 160 platform investments. MDP actively invests across three dedicated industry verticals, including financial services, healthcare, and technology & government. Drawing on deep industry and operational expertise, MDP works closely with management teams to drive value creation and operational improvement across its portfolio. For more information, please visit www.mdcp.com.

About The Marygold Companies, Inc.

The Marygold Companies, Inc. was founded in 1996 and repositioned as a global holding firm in 2015. The Company currently has operating subsidiaries in financial services, food manufacturing, printing, and beauty products, under the trade names USCF Investments, Marygold & Co., Step-By-Step Financial Planners, Marygold & Co. Limited, Gourmet Foods, Printstock Products, and Original Sprout, respectively. Offices and manufacturing operations are in the U.S., New Zealand, and the U.K. For more information, visit www.themarygoldcompanies.com.

About USCF

USCF operates on the leading edge of exchange-traded product (ETP) and exchange-traded fund (ETF) innovation. The firm broke new ground with the launch of the first oil ETP in 2006. Over the next two decades, USCF designed and issued fifteen more ETPs and ETFs across commodity and equity asset classes. USCF Advisers, LLC, an affiliate of USCF, serves as the investment adviser to the Fund. USCF and its affiliates currently manage approximately $6 billion in assets from their headquarters in Walnut Creek, California.

Contacts

For Madison Dearborn Partners

Dana Gorman / Mallory Griffin

H/Advisors – U.S.

mdcp-US@h-advisors.global

212.371.5999

For The Marygold Companies

Roger S. Pondel

PondelWilkinson

310-279-5965

rpondel@pondel.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements, including, but not limited to, statements regarding the proposed transaction, our ability to consummate the proposed transaction on the expected timeline or at all, the anticipated benefits of the proposed transaction, and the terms, the impact of the proposed transaction on our future business, results of operations and financial condition and the scope of the expected financing in connection with the proposed transaction, involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. Readers should refer to the further detail of the risks disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and in the Company’s other filings with the Securities and Exchange Commission. The foregoing list of factors is not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.